UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019 (October 30, 2019)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2019, Terra Tech Corp. a Nevada corporation (“Terra Tech”), TT Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Terra Tech (“Merger Sub”), OneQor Technologies, Inc., a Delaware corporation (“OneQor”), Matthew Morgan, an individual, Larry Martin, an individual, and Larry Martin, solely in his capacity as the Shareholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into OneQor, with OneQor continuing as a wholly owned subsidiary of Terra Tech and the surviving corporation of the merger (the “Merger”). An entity controlled by Derek Peterson and Mike Nahass, the Chief Executive Officer and Chief Financial Officer of Terra Tech, respectively, is a minority shareholder of OneQor.

The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger is expected to close by early December 2019, subject to customary closing conditions.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, each outstanding share of OneQor capital stock will be converted into the right to receive shares of Terra Tech common stock (the “Terra Tech Common Stock”) equal to the Exchange Ratio described below.

Under the exchange ratio formula in the Merger Agreement (the “Exchange Ratio”), upon the closing of the Merger, on a pro forma basis and based upon the number of shares of Terra Tech Common Stock to be issued in the Merger, current Terra Tech shareholders will own approximately 45% of the combined company and current OneQor shareholders and certain holders of OneQor Simple Agreements for Future Equity (“SAFEs”) will own approximately 55% of the combined company. In addition, in connection with the terms of certain other OneQor SAFEs, such SAFEs will convert into shares of Terra Tech Common Stock sixty-one days after the Merger and the issuance of such shares of Terra Tech Common Stock will effect both current Terra Tech shareholders and current OneQor investors. For purposes of calculating the Exchange Ratio, the number of outstanding shares of Terra Tech Common Stock immediately before the Merger takes into account the conversion of any outstanding convertible securities into Terra Tech Common Stock and the dilutive effect of the shares of Terra Tech Common Stock underlying options outstanding as of the closing date of the Merger based on certain assumptions.

The Merger Agreement contains certain termination rights for both Terra Tech and OneQor, and further provides that, upon termination of the Merger Agreement under specified circumstances, Terra Tech may be required to pay OneQor a termination fee of $3,000,000.

At the effective time of the Merger, the Board of Directors of Terra Tech is expected to consist of eight members, four of whom will be designated by Terra Tech and four of whom will be designated by OneQor. In addition, upon the consummation of the Merger, it is anticipated that the Board of Directors of Terra Tech will be expanded to consist of nine members, with the ninth member designated by OneQor.

The Merger Agreement contains representations and warranties of Terra Tech, OneQor and the Shareholders, and closing conditions, customary for a transaction of this nature. Terra Tech cannot provide any assurance that any transactions contemplated by the Merger Agreement will be consummated. The foregoing summary and description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 8.01. Other Events.

In addition, Terra Tech is announcing its intention, following the Merger, to weigh several strategic options for the legacy Terra Tech business segments that may include a spin-off, special dividend, merger or potential sale among other accretive transactions. The parties to the Merger believe that separating the historical Terra Tech and OneQor businesses is believed to be the best strategy to maximize shareholder value. Throughout the separation process, the Board of Directors will continue to be open to strategic transactions for each business that could create additional stockholder value and is actively engaged in discussions with parties interested in each of the businesses. There can be no assurances that any of the transactions described in this Item 8.01 will be consummated.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Terra Tech and OneQor on November 4, 2019 announcing the execution of the Merger Agreement. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the financial statements of OneQor required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated as of October 30, 2019, by and among Terra Tech, OneQor, Merger Sub, Matthew Morgan, Larry Martin and the Shareholder Representative .
99.1	Press release dated November 4, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 4, 2019	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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